CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amended Quarterly Report of Kinetic Resources, Corp. (the “Company”) on Form 10-Q/A for the quarter ended December 31, 2010 filed with the Securities and Exchange Commission (the “Report”), I, Luis Antonio Delgado Gonzalez, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Luis Antonio Delgado Gonzalez
Name:	Luis Antonio Delgado Gonzalez
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	March 10, 2011

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.